UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2025

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 E. Sheridan Ave., Suite 500

Oklahoma City, OK 73104

(Address of Principal Executive Offices)

(405) 429-5500

Registrant’s Telephone Number, Including Area Code

Not Applicable.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Brett Icahn to the Board of Directors

On July 18, 2025, the Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) increased the size of the Board from five members to six members and appointed Mr. Brett Icahn to serve as a member of the Board, effective as of August 1, 2025.

Mr. Brett Icahn (age 45) is a respected American investor and portfolio manager, currently serving as a member of the board of Icahn Enterprises L.P. and a Portfolio Manager at Icahn Capital LP, a subsidiary of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in a wide range of sectors, including investment, automotive, energy, food packaging, metals, real estate, and home fashion. Since October 2020, Mr. Icahn has played a leading role in managing the investment strategy for Icahn Capital. Prior to that, from 2017 to 2020, he served as a consultant to Icahn Enterprises, where he provided exclusive investment advice to Carl C. Icahn, focusing on capital allocation across the firm’s operating subsidiaries and investment portfolio.

In addition to the board of Icahn Enterprises L.P., Mr. Icahn currently serves on the board of Bausch Health Companies Inc. (since March 2021), and on the board of Bausch + Lomb Corporation (since June 2022). In the last five years, Mr. Icahn has previously served on the boards of Dana Inc. and Newell Brands Inc. Prior to then, Mr. Icahn has previously served on the boards of American Railcar Industries, Inc., Cadus Corporation, Nuance Communications, Inc., Take-Two Interactive Software Inc., The Hain Celestial Group, Inc., and Voltari Corporation (previously known as Motricity Inc.).

Known for his analytical rigor and long-term investment perspective, Brett Icahn has played a key role in numerous high-profile investment decisions and activist campaigns. His career reflects a deep commitment to shareholder value and responsible corporate governance.

Mr. Icahn received a Bachelor of Arts from Princeton University.

Mr. Icahn will serve as a member of the Board until the 2026 annual meeting of stockholders. Mr. Icahn’s appointment was not pursuant to any arrangements or understandings between Mr. Icahn and the Company or any other person. There are no family relationships between Mr. Icahn and any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Icahn had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. Mr. Icahn will enter into the Company’s standard form of Directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and to advance expenses in connection with proceedings as described in the indemnification agreement. Mr. Icahn is expected to receive compensation consistent with the Company’s standard arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the SEC.

Item 7.01. Regulation FD Disclosure

On July 22, 2025 the Company issued a press release announcing the appointment of Mr. Icahn to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 22, 2025, in connection with the appointment of Mr. Brett Icahn to the Board, the Company, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, Beckton Corp., IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises GP, Inc., and Carl C. Icahn entered into a confidentiality agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Confidentiality Agreement, dated July 22, 2025, by and among SandRidge Energy, Inc., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, Beckton Corp., IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises GP, Inc., and Carl C. Icahn.
99.1	Press Release by SandRidge Energy, Inc. dated July 22, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SandRidge Energy, Inc.

Dated: July 22, 2025	By:	/s/ Jonathan Frates
	Name:	Jonathan Frates
	Title:	Executive Vice President and Chief Financial Officer

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